EXHIBIT 21


                          KENT FINANCIAL SERVICES, INC.

                                  SUBSIDIARIES




Name of Subsidiary                            State of Incorporation
------------------                            ----------------------



Asset Value Holdings, Inc.                            Delaware

Asset Value Management, Inc.                          Delaware

Texas American Petrochemicals, Inc.                   Texas

T.R. Winston & Company, Inc.                          New Jersey

T.R. Winston Capital, Inc.                            Delaware

Kent Advisors, Inc.                                   New Jersey